LECROY CORPORATION

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 20, 2001

                                                         700 Chestnut Ridge Road
                                                 Chestnut Ridge, New York, 10977
                                                                October 18, 2001


To the Stockholders of
   LeCroy Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeCroy Corporation will be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, N.J., on Tuesday, November 20, 2001 at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve for three-year terms and until their successors are duly elected and qualified;

     2. To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on October 2, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors

                                            Raymond F. Kunzmann
                                            Secretary

--------------------------------------------------------------------------------
IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                               LECROY CORPORATION

                                -----------------

                                 PROXY STATEMENT

RECORD DATE, SOLICITATION, VOTING AND REVOCABILITY OF PROXIES, VOTING RIGHTS

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on November 20, 2001 at 10:00 a.m., local time, at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, N.J., and at any adjournment or postponement thereof. The close of business October 2, 2001 is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and proxies for use at the meeting will be mailed to stockholders on or about October 18, 2001, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by the officers, directors or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

      A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for the election of all directors as indicated in Proposal No. 1, as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters that may properly come before the meeting.

      As of the close of business on October 2, 2001, the Company had outstanding 10,199,623 shares of Common Stock, $.01 par value. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of Common Stock entitled to vote at a meeting is necessary to constitute a quorum. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting but will not be counted as votes on any proposals at the meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and actually voted at the meeting is required for the election of directors.

      The Company's Annual Report for the fiscal year ended June 30, 2001, containing the financial statements and notes thereto, is being mailed to stockholders concurrently with this statement.

      The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

                 PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of August 31, 2001 by (i) each person or group who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in the section of this Proxy Statement captioned "Executive Compensation," and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock shown as of August 31, 2001, except to the extent authority is shared by spouses under applicable law.

                                                                                          AMOUNT &
                                                                                          NATURE OF     PERCENT
                                                                                         BENEFICIAL        OF
NAME OF BENEFICIAL OWNER                                                                  OWNERSHIP      CLASS
------------------------                                                                  ---------      -----
Kopp Investment Advisors, Inc. ......................................................     1,846,511       18.1
   7701 France Avenue South
   Suite 500
   Edina, Minnesota 55435
State of Wisconsin Investment Board..................................................     1,522,920       14.9
   P.O. Box 7842
   Madison, Wisconsin 53707
Peter H. Kamin(1)....................................................................     1,428,572       14.0
   c/o ValueAct Capital Partners
   1 Financial Center
   Suite 1600
   Boston, Massachusetts 02111
Douglas A. Kingsley(2)...............................................................       772,000        7.0
   c/o LeCroy Corporation
   700 Chestnut Ridge Road
   Chestnut Ridge, New York 10977
TCW Asset Management.................................................................       601,800        5.9
   865 South Figueroa Street
   Suite 1800
   Los Angeles, California 90017
Walter O. LeCroy, Jr.(3).............................................................       566,884        5.6
   c/o LeCroy Corporation
   700 Chestnut Ridge Road
   Chestnut Ridge, New York 10977
Lutz P. Henckels(4)..................................................................       375,129        3.6
Rene M. Haas(5)......................................................................       145,961        1.4
Thomas H. Reslewic(6)................................................................       139,297        1.3
Ronald S. Nersesian(7)...............................................................        56,839         *
David C. Graef(8)....................................................................        40,445         *
Werner H. Brokatzky(9)...............................................................        38,485         *
Robert E. Anderson(10)...............................................................        37,620         *
Conrad J. Fernandes(11)..............................................................        35,040         *
Charles A. Dickinson(12) ............................................................        27,204         *
William G. Scheerer(13) .............................................................        26,851         *
Allyn C. Woodward, Jr.(14) ..........................................................        26,466         *
Raymond F. Kunzmann(15) .............................................................        19,813         *
All executive officers and directors as a group (15 persons)(16).....................     2,308,034       19.8

---------------
*Less than 1% of the outstanding Common Stock

(1) Shares of Common Stock owned by ValueAct Capital and its affiliates as follows: 1,285,715 shares of Common Stock held by ValueAct Capital Partners L.P., 104,285 shares of Common Stock held by ValueAct Capital Partners II Limited Partnership and 38,572 shares of Common Stock held by ValueAct Capital International Limited.
(2) Includes 500,000 shares of Common Stock issuable to Advent Global GECC III Limited Partnership, Enviro Tech Investment Fund I Limited Partnership, Advent Limited Partnership, Oakstone Ventures Limited Partnership and Advent Partners Limited Partnership upon conversion of Series A Convertible Redeemable Preferred Stock, 250,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock, and 22,000 shares of Common Stock issuable upon exercise of presently exercisable options.
(3) Includes an aggregate of 10,392 shares of Common Stock held in certain trusts for the benefit of members of Mr. LeCroy's family. Mr. LeCroy disclaims beneficial ownership of the 10,392 shares held in such trusts.
(4) Includes 2,071 shares of Common Stock held by the Employee Stock Ownership Trust ("ESOT") and allocated to the account of Mr. Henckels, 194,283 shares of Common Stock issuable upon exercise of presently exercisable options and an aggregate of 83,811 shares held in certain trusts for the benefit of Mr. Henckels' children. Mr. Henckels disclaims beneficial ownership of the 83,811 shares held in such trusts.
(5) Includes 12 shares of Common Stock held by the ESOT and allocated to the account of Mr. Haas, 41,088 shares of Common Stock issuable upon exercise of presently exercisable options and an aggregate of 15,151 shares held in certain trusts for the benefit of Mr. Haas' children. Mr. Haas disclaims beneficial ownership of the 15,151 shares held in such trusts.
(6) Includes 2,504 shares of Common Stock held by the ESOT and allocated to the account of Mr. Reslewic and 132,565 shares of Common Stock issuable upon exercise of presently exercisable options.
(7) Includes 56,501 shares of Common Stock issuable upon exercise of presently exercisable options.
(8) Includes 1,856 shares of Common Stock held by the ESOT and allocated to the account of Mr. Graef and 35,199 shares of Common Stock issuable upon exercise of presently exercisable options.
(9) Includes 29,021 shares of Common Stock issuable upon exercise of presently exercisable options.
(10) Includes 36,620 shares of Common Stock issuable upon exercise of presently exercisable options.
(11) Includes 564 shares of Common Stock held by the ESOT and allocated to the account of Mr. Fernandes and 33,998 shares of Common Stock issuable upon exercise of presently exercisable options.
(12) Includes 26,704 shares of Common Stock issuable upon exercise of presently exercisable options.
(13) Includes 26,651 shares of Common Stock issuable upon exercise of presently exercisable options.
(14) Includes 26,466 shares of Common Stock issuable upon exercise of presently exercisable options.
(15) Includes 17,500 shares of Common Stock issuable upon exercise of presently exercisable options.
(16) Includes an aggregate of 7,007 shares of Common Stock held by the ESOT and allocated to the accounts of the directors and executive officers. Includes an aggregate of 678,596 shares of Common Stock issuable upon exercise of certain presently exercisable options.

               PROPOSAL NO. 1 -- ELECTION OF A CLASS OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of the Company's directors are listed below with their principal occupations for the last five years.

     At the Annual Meeting, two directors are to be elected in Class III, to hold office for three years or until their respective successors are elected and qualified. The remaining Directors will continue to serve as set forth below. It is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below.

     Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Board of Directors.

     The nominees have been previously elected by stockholders. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR ELECTION OF THE TWO CANDIDATES FOR ELECTION.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following sets forth certain information with respect to the Nominees and those Continuing Directors of the Company whose terms expire at the annual meetings of stockholders in 2002 and 2003.

                            NOMINEES FOR ELECTION AS
               CLASS III DIRECTORS FOR A THREE YEAR TERM EXPIRING
                           AT THE 2004 ANNUAL MEETING

DIRECTOR                                     AGE             PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
--------                                     ---             -------------------------------------------------
Walter O. LeCroy, Jr.                       66    Director  since  the  Company's  inception.  Founder  of the  Company;
                                                  Chairman of the Board of the Company from 1964 to 1998.

Robert E. Anderson                          60    Director  since July  1995.  President  of  Omniken,  Inc.,  a private consulting firm,  since September 1993;  President and Chief Executive
                                                  Officer of GenRad,  Inc., a manufacturer  of electronic  test systems, from 1988 to June 1993 and as Chairman in 1993.  Mr.  Anderson is also a director of several private companies.

            CLASS I DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES
                           AT THE 2002 ANNUAL MEETING

DIRECTOR                                     AGE             PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
--------                                     ---             -------------------------------------------------
Lutz P. Henckels                             60    Director  since  July 1993.  Chief  Executive  Officer of the  Company since  July 1993;  Consultant  to Company  from  January  1993 to July
                                                   1993; President of U.S. Operations of Racal-Redac,  Inc. from May 1989 to January  1993.  Prior to May 1989,  Mr.  Henckels  was the  founder
                                                   and  Chief   Executive   Officer  of  HHB  Systems,   Inc.,  a  public
                                                   computer-aided design and test company.

Charles A. Dickinson                         77    Director  since May 1998.  Chairman of the Board of  Directors  of the
                                                   Company  since  February  1999;   President  of  Solectron  Europe,  a
                                                   provider of  manufacturing  services to OEMs, from 1991 until 1996 and as Chairman of Solectron  Corporation from 1989 to 1996; President and
                                                   Chief  Executive  Officer of Vermont  Microsystems,  a graphics  board company,  from 1986 until 1991.  Mr.  Dickinson  is also a director of
                                                   Solectron Corporation, as well as five privately held companies.

Peter H. Kamin                               39    Director  since  August  2001.  Partner of ValueAct  Capital  Partners
                                                   LLP, an investment  management  company,  since June 2000;  Partner of
                                                   Peak Investment LLP, an investment  management company, from June 1992 until June 2000.  Mr.  Kamin is also is also a director  of  Insurance
                                                   Auto Auction, Inc. and TFC Enterprises.

           CLASS II DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES
                           AT THE 2003 ANNUAL MEETING

DIRECTOR                                     AGE             PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
--------                                     ---             -------------------------------------------------
Douglas A. Kingsley                         39    Director since June,  1999.  Also a Director from July 1995 to October
                                                  1998.  Senior Vice President of Advent  International  Corporation,  a
                                                  venture  capital firm,  since January 1998;  Vice  President of Advent
                                                  International   Corporation   from  January  1996  to  December  1997;
                                                  Investment Manager of Advent International  Corporation from September
                                                  1990 to  December  1995.  Mr.  Kingsley  is also a  director  of Vecco
                                                  Instruments Inc.

William G. Scheerer                         63    Director  since  July  1995.  President  of  Performance  Quest LLC, a private consulting corporation,  since January 1996; Vice President of
                                                  Kalman  Saffran  Associates,  Inc.,  a high  technology  R&D  contract company,  since  November  of  1997;  Infrastructure  Operations  Vice
                                                  President  at  Lucent  Technologies,   a  telecommunications   systems
                                                  company,  from February 1996 to September 1996; Quality,  Engineering,
                                                  Software  and  Technologies   (QUEST)  Vice  President  at  AT&T  Bell
                                                  Laboratories  from May 1990 to January  1996.  Mr.  Scheerer is also a director of GenRad, Inc.

Allyn C. Woodward, Jr.                      60    Director  since June 1998.  Vice  Chairman of Adams,  Harkness & Hill,
                                                  Inc., an  institutional  research,  brokerage and  investment  banking firm since June 1995 and Director  since June 1995;  Senior  Executive
                                                  Vice President and Chief Operating  Officer for Silicon Valley Bank, a
                                                  commercial  banking  institution,  from April 1990 to April 1995.  Mr.
                                                  Woodward is also a director of several private companies.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

      Attendance at Board and Committee Meeting

      During fiscal year 2001, the Board of Directors held thirteen meetings. During that fiscal year, each Director attended 75% or more of the aggregate of
(i) the meetings of the Board of Directors and (ii) the meetings of the committees on which such director served that were held during the period in which he was a director.

      Committees of the Board

      The Company's Board of Directors has a Compensation Committee and an Audit Committee. The responsibilities of these committees of the Company's Board of Directors are described as follows:

      Compensation Committee

      The Compensation Committee during fiscal 2001 consisted of Messrs. Charles
A. Dickinson, Allyn C. Woodward, Jr. and William G. Scheerer, each of whom is an independent director. Such committee reviews the Company's executive compensation and benefit policies and administers the Amended and Restated 1993 Stock Incentive Plan. The Compensation Committee met six times during fiscal year 2001.

      Audit Committee

      The Audit Committee during fiscal 2001 consisted of Messrs. Robert E. Anderson, Charles A. Dickinson and William G. Scheerer, each of whom is an independent director. This committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the annual audit and quarterly reviews of the Company's financial statements by the independent public accountants. The Audit Committee met six times during fiscal year 2001.

     Compensation of Directors

     The Chairman of the Company's Board of Directors receives an annual Board retainer of $30,000 payable in quarterly installments. The other non-employee directors receive an annual board retainer of $20,000 payable in quarterly installments. In addition, each non-employee director currently receives an option to purchase 15,000 shares of common stock upon his or her initial election or appointment to the Board. These shares vest ratably on a monthly basis over 36 months. After each director's initial grant he or she will receive annual option grants of 7,000 shares (5,000 shares prior to an amendment dated October 25, 2000) on each anniversary date of the initial grant. These options will vest immediately.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to all compensation awarded to, earned by, or paid to (i) the Chief Executive Officer of the Company, and (ii) the four highest compensated executive officers who were serving as executive officers at the end of fiscal 2001 (collectively, the "Named Executive Officers"):

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                                  AWARDS
                                                                              ------------
                                                     ANNUAL                    SECURITIES
                                                  COMPENSATION                 UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY ($)     BONUS ($)    OPTIONS (#)    COMPENSATION ($) (3)
---------------------------               ----    ------------    ---------   ------------    --------------------
Lutz P. Henckels........................  2001        335,000       232,511       50,000            14,524
  Chief Executive Officer                 2000        335,000       175,586            -            14,768
                                          1999        335,000             -       80,000            15,500
Thomas H. Reslewic......................  2001        280,677       186,009            -            10,800
  President                               2000        268,000       140,469      100,000            10,800
                                          1999        268,000             -       60,000            10,800
Raymond F. Kunzmann(1)..................  2001        220,000        70,332       50,000            11,858
  Vice President - Finance, Chief         2000         80,385         6,413       70,000             4,514
  Financial Officer, Secretary and        1999              -             -            -                 -
  Treasurer
Werner H. Brokatzky.....................  2001        203,555 (2)         -            -            26,857 (2)(4)
  Vice President - Operations             2000        218,959 (2)         -            -            28,986 (2)(4)
                                          1999        210,245 (2)         -       40,000            25,796 (2)(4)
Ronald S. Nersesian.....................  2001        188,000       108,975            -            14,467
  Senior Vice President - Chief           2000        188,000       121,855       60,000            14,521
  Administrative Officer                  1999        188,000             -       30,000            15,550

-------------
(1) Mr. Kunzmann's employment with the Company commenced in February 2000.
(2) Dollar amount reflects the conversion of compensation amounts from Swiss francs to United States dollars using the average exchange rate during fiscal 2001, 2000 and 1999, respectively.
(3) Includes the value of Company-provided automobile and amounts paid to individual 401(k) accounts as a matching contribution by the Company. For fiscal 2001, the estimated 401(k) match is $3,724 for Mr. Henckels, $3,667 for Mr. Nersesian and $1,058 for Mr. Kunzmann. For fiscal 2000, the estimated 401(k) match is $3,968 for Mr. Henckels and $3,721 for Mr. Nersesian.
(4) Includes $10,578, $11,412, and $11,045 for Mr. Brokatzky representing the Company's payment to the subsidiary defined contribution plan in fiscal 2001, 2000 and 1999, respectively.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options during fiscal year 2001 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                         NUMBER OF               VALUE OF UNEXERCISED
                                                                     OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                                                        YEAR-END (#)           AT FISCAL YEAR-END(2) $
                                                                     -----------------         -----------------------
                                  SHARES
                                ACQUIRED ON         VALUE               EXERCISABLE/                 EXERCISABLE/
NAME                           EXERCISE (#)      REALIZED ($)          UNEXERCISABLE                UNEXERCISABLE
----                           ------------      ------------        -----------------         -----------------------
Lutz P. Henckels............            -                -          194,283   /  120,000        2,645,177  /    701,150
Thomas H. Reslewic..........            -                -          132,565   /  130,000          932,864  /  1,391,450
Raymond F. Kunzmann.........            -                -           17,500   /   52,500          154,788  /    464,363
Werner H. Brokatzky.........            -                -           29,021   /   37,500          264,724  /    389,488
Ronald S. Nersesian ........       40,000           385,555 (1)      56,501   /   59,999          348,531  /    642,034

-------------
(1) Calculated on the basis of the fair market value of the Common Stock as date of exercise, less the applicable option exercise price.
(2) Calculated on the basis of the fair market value of the Common Stock on June 30, 2001 ($25.47), less the applicable option exercise price.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during fiscal year 2001 to each of the Named Executive Officers.

                                                      INDIVIDUAL GRANTS                    GRANT DATE VALUE
                                            -----------------------------------------       ----------------
                                                                                          POTENTIAL REALIZABLE
                                NUMBER OF   PERCENT OF TOTAL                                VALUE AT ASSUMED
                                SECURITIES      OPTIONS                               ANNUAL RATES OF STOCK PRICE
                                UNDERLYING      GRANTED      EXERCISE OR                    APPRECIATION FOR
                                 OPTIONS    TO EMPLOYEES IN  BASE PRICE  EXPIRATION           OPTION TERM
                                GRANTED(#)    FISCAL YEAR     ($/SHARE)     DATE         5%($)         10%($)
                                ---------   ---------------  ----------- ----------      -----         ------
Lutz P. Henckels..............     50,000          26.0          19.13     1/11/11      601,500       1,524,400
Thomas H. Reslewic............          -             -              -           -            -               -
Raymond F. Kunzmann...........          -             -              -           -            -               -
Werner H. Brokatzky...........          -             -              -           -            -               -
Ronald S. Nersesian...........          -             -              -           -            -               -

     Options described in this table were issued under the Company's Amended and Restated 1993 Stock Incentive Plan, and consist primarily of incentive stock options, as permitted by such Plan. The options have a term of ten years from the date of grant, were issued with an exercise price equal to the fair market value of a share of Common Stock at the time of grant, and permit exercise of one half of the options on the second anniversary of the grant and one fourth of the options on the third and fourth anniversaries of the grant date, respectively. The purchase price upon exercise of an option may be paid either in cash or, if the option permits, in shares of Company Common Stock already owned, or a combination thereof. If the employment of a member of the management group, which includes the five individuals described in this table, terminates by reason of early retirement, his vested options may thereafter be exercised in full if permitted by the Board of Directors, or otherwise only to the extent they were exercisable at time of early retirement for three months from the date of termination or the stated period of the option, whichever is shorter. Upon death of an optionee, the vested options are exercisable for twelve months from the date of death, or the expiration of the option period, whichever is shorter.

TRANSACTIONS INVOLVING OFFICERS, DIRECTORS OR AFFILIATES

     The Company has adopted a policy that all transactions between the Company and its officers, directors and affiliates must be on terms no less favorable to the Company than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors.

     On October 20, 2000, the Compensation Committee approved a $250,000 five-year loan to Thomas H. Reslewic, the Company's President, secured by Mr. Reslewic's non-qualified stock options. The loan will accrue interest at 9.5% compounded annually with interest payable at the maturity of the loan. If Mr. Reslewic remains an employee of the Company for the entire five-year term of the loan or is terminated without cause prior to the maturity date of the loan, the Company will forgive the loan principal and all accrued interest.

     During fiscal 1999, the Company pledged a $180,000 certificate of deposit with a commercial lender as collateral for a loan obtained by Mr. Reslewic.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised solely of independent, non-employee Directors. The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer ("CEO"), sets relative relationships between the CEO salary and salary of other key executives, and recommends to the Board the compensation program for Directors. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company's stock option plan. The Compensation Committee periodically reviews the job performance of the CEO.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs, and to align the long-term interests of eligible executives with those of the stockholders.

BASE SALARY

     Base salary for the CEO is set annually taking into consideration Company sales and profit growth, overall job performance, and pay levels for CEOs of corporations of a similar size. The Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 70% of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return. Mr. Henckels' base salary is $335,000 effective July 1, 1997. His prior increase as Chief Executive Officer of the Company was on July 1, 1995. Mr. Henckels' base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company. The Company has announced the appointment of Thomas H. Reslewic as Chief Executive Officer effective January 1, 2002. Mr. Henckels, for whom a separation agreement will be negotiated, will continue to serve as a director and as a special consultant to Mr. Reslewic. Mr. Reslewic's base salary is currently $300,000.

ANNUAL CASH INCENTIVES

     The Company's pay for performance annual bonus program is a cash-based compensation component for senior executives of the Company. Executives in this program earn a bonus set by specific performance levels in areas applicable to their individual business unit. The plan is designed to reward efficient, profitable performance with the highest payout. The intent is to encourage management decisions that will provide the best financial results for the Company. For fiscal year 2001, Mr. Henckels' bonus, earned as a result of current year performance measurements, was $232,511, and represented 69.4% of his base salary. This compares to fiscal year 2000 when his bonus was $175,586 representing 52.4% of his base salary. Mr. Henckels will receive an annual cash bonus of up to $165,000 if the Company achieves certain financial targets for the fiscal year ended June 30, 2002. Mr. Reslewic, who will succeed Mr. Henckels as Chief Executive Officer effective January 1, 2002, currently has a bonus potential of $132,000 for the fiscal year ended June 30, 2002.

STOCK OPTIONS

     The third compensation component is an ownership-linked stock option program, which provides long-term incentives to executives that are aligned with the interests of the Company's stockholders. Stock options, granted at market price, typically vest annually in 25% increments over four years or 50% after the second year and 25% for third and fourth years. A longer term perspective is established by the sequential vesting of options. The program is designed to encourage senior executives to be long-term stockholders and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than the cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the market price of the Company's Common Stock for the gain to be realized.

     The size and frequency of option grants are based on level of responsibility, performance of the Company as a whole and the executive's personal performance. Annually, both financial and non-financial specific goals are set aimed at building future marketplace strengths and achieving corporate success factors. Other option grants may be made based upon management's specific recommendations, and review and approval by the Compensation Committee. Grants are made from a Compensation Committee defined pool of shares.

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally limits the Company's ability to deduct compensation expense in excess of $1 million paid to the Company's CEO or other executive officers named in the Summary Compensation Table contained in this Proxy Statement. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. Towards this end, the Company's Amended and Restated 1993 Stock Incentive Plan has been drafted in a manner that will qualify stock options as performance-related compensation not subject to the cap on deductibility imposed by Section 162(m).

Allyn C. Woodward, Jr., Chairman
William G. Scheerer
Charles A. Dickinson

                             AUDIT COMMITTEE REPORT

     The Board of Directors has an Audit Committee that oversees the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of the disclosures in the financial statements.

     The Audit Committee recommends to the Board each fiscal year the appointment of the independent auditors and reviews periodically the auditors' performance. The Audit Committee met with the independent auditors (both with and without the presence of the Company's management) to review and discuss the matters required to be discussed by Statement of Accounting Standards No. 61 ("Communication with Audit Committees"), including various matters pertaining to the audit, the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company's management.

     The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1. ("Independence Discussions with Audit Committees") and considered the compatibility of non-audit services with the auditors' independence. The Audit Committee has determined that the provision of the services provided by Ernst & Young LLP as set forth herein are compatible with maintaining the independence of Ernst & Young LLP.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission.

     The Board of Directors has adopted a written charter for the Audit Committee setting out the audit related functions the committee is to perform. A copy of the charter is attached to this proxy statement as Appendix A.

     The Audit Committee consists of Messrs. Dickinson, Anderson and Scheerer, each of whom is "independent" as defined in Rule 4200(a)(14) of the Nasdaq listing standards. That is, the Board of Directors has determined that none of the committee members has a relationship to the Company that may interfere with his independence from the Company and its management.

Audit Committee:

Charles A. Dickinson, Chairman
Robert E. Anderson
William G. Scheerer

                 FEES OF INDEPENDENT AUDITORS ERNST & YOUNG LLP

    Audit Fees - The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and the review of the consolidated financial statements included on Forms 10-Q for the fiscal year ended June 30, 2001 were $435,000.

     Financial Information Systems Design And Implementation Fees - There were no fees billed by Ernst & Young LLP for financial information systems design and implementation professional services for the fiscal year ended June 30, 2001.

     All Other Fees - The aggregate fees billed to the Company for all other services rendered by Ernst & Young LLP for the fiscal year ended June 30, 2001, including fees for statutorily required audits, tax consultations and audits of the Company's employee benefit plans and employee stock ownership plan were $55,300.

    The Audit Committee has determined that the non-audit services rendered by Ernst & Young LLP are compatible with maintaining Ernst & Young LLP's independence.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                            AMONG LECROY CORPORATION
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX

LECROY CORP

                                          CUMULATIVE TOTAL RETURN
                                  ---------------------------------------
                                   6/96   6/97   6/98   6/99   6/00   6/01

LECROY CORPORATION                100.00 184.38 114.38 118.44  49.38 127.35
NASDAQ STOCK MARKET (U.S.)        100.00 121.60 160.06 230.22 340.37 184.51
S & P TECHNOLOGY SECTOR           100.00 152.02 204.25 337.00 487.03 239.65

*$100 INVESTED ON 6/30/96 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JUNE 30.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of outstanding shares of the Company's Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company's equity securities.

     Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Securities and Exchange Commission Rule 16a-3(e) during its fiscal year ended June 30, 2001, Forms 5 furnished to the Company with respect to such fiscal year, and certain written representations furnished to the Company, it appears that three executive officers of the Company failed to file Form 4 for a cumulative total of six transactions: Lutz Henckels, Chief Executive Officer, two transactions in October 2000, one transaction in December 2000 and one transaction in January 2001; Werner Brokatzky , one transaction in April 1999; and David Graef, one transaction in January 2001. The Company believes that these failures to file reports on a timely basis were inadvertent and has implemented routine procedures designed to periodically remind its officers and directors of the filing requirements.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

     Ernst & Young LLP acted as the independent auditors for the Company for the fiscal year ended June 30, 2001. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he so desires to do so.

                            PROPOSALS BY STOCKHOLDERS

     In order for a proposal of a stockholder to be included in the Board of Directors' Proxy Statement for the Company's 2002 Annual Meeting, it must be received at the principal executive office of the Company on or before June 20, 2002, pursuant to Rule 14a-8 under the Exchange Act. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the Proxy Statement.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

     REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

Chestnut Ridge, New York
October 18, 2001

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the Audit Committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     * The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independent Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

     * The committee shall discuss with the independent auditors the overall scope and plans for their audit. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures of particular areas where new or more detailed controls or procedures are desirable. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination.

     * The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

     * The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.